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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 16, 2005


                        SUPERCONDUCTIVE COMPONENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      Ohio                            0-31641                       31-1210318
---------------                 ---------------------             --------------
(STATE OR OTHER                 (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                                   IDENTIFICATION
INCORPORATION OR                                                     NUMBER)
ORGANIZATION)


                               2839 Charter Street
                              Columbus, Ohio 43228
                                 (614) 486-0261
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The Board of Directors of Superconductive Components, Inc. (the "Company") approved the grant of options to purchase shares of the Company's common stock to Walter J. Doyle, Edward W. Ungar, Robert J. Baker, Jr., Robert
H. Peitz and Curtis A. Loveland (the "Optionees") effective December 16, 2005. Messrs. Doyle, Ungar, Baker and Peitz serve as outside directors of the Company, and Mr. Loveland serves as the Company's Secretary.

         The Board of Directors granted each of the Optionees options to purchase 10,000 shares of the Company's common stock in accordance with the provisions of the Company's Fourth Amended and Restated 1995 Stock Option Plan. In connection with the option grant, the Company entered into substantially identical Non-Statutory Stock Option Agreements with each of the Optionees. Pursuant to the terms of the Non-Statutory Stock Option Agreements, the options have an exercise price of $4.00 per share, the closing price of the Company's common stock as reported on the Over-The-Counter Bulletin Board on December 16, 2005. The options vested immediately upon grant, but the Optionees may not exercise the options prior to December 16, 2006. After December 16, 2006, the Optionees may exercise the options from time to time, in full or in part, until the options have been exercised as to all shares subject thereto, or December 16, 2015, which ever occurs first.

         A copy of the form of Non-Statutory Stock Option Agreement applicable to each Optionee is attached hereto as Exhibit 10.1, and incorporated herein by reference. A copy of the Company's Fourth Amended and Restated 1995 Stock Option Plan was previously filed with the Securities and Exchange Commission as Exhibit 4(a) to the Company's Registration Statement on Form S-8 (File no. 333-97583), on August 2, 2002.

         In addition to granting options to the Optionees, the Board of Directors has also approved the acceleration of vesting of all unvested stock options previously awarded under the Company's Fourth Amended and Restated 1995 Stock Option Plan. This acceleration is effective as of December 16, 2005, and represents options exercisable for a total of 149,500 shares of the Company's common stock, including a total of 48,000 shares of the Company's common stock underlying options held by Mr. Daniel Rooney, the Company's only "named executive officer" as identified in the Company's most recent Proxy Statement, dated May 2, 2005. All other terms and conditions applicable to outstanding stock option grants remain unchanged and in effect.

         The Board of Directors believes that it is in the best interests of the shareholders to accelerate theses options, as it will have a positive effect on future earnings of the Company by reducing the impact of recording compensation expense upon the implementation of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R").



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         The Board of Directors' decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded upon the implementation of SFAS 123R. SFAS 123R will require that compensation costs related to share based payment transactions, including the issuance of stock options, be recognized in the Company's financial statements based on their fair value at grant date. The Company must adopt the revised standard in the first quarter of 2006.

         As a result of this acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record in connection with the accelerated options by an estimated $122,500 over the original option period. The Company will incur a non-cash expense of approximately $27,215 in connection with the acceleration. The Company will report the impact of the acceleration as a fourth quarter event.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number     Exhibit Description

10.1 Form of Non-Statutory Stock Option Agreement Under the Superconductive Components, Inc. Fourth Amended and Restated 1995 Stock Option Plan.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUPERCONDUCTIVE COMPONENTS, INC.


Date:   December 22, 2005              By: /s/ Daniel Rooney
                                           --------------------------------
                                           Daniel Rooney
                                           President and Chief Executive Officer



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